EXHIBIT INDEX

1. Amendment No. 2 to Registrant's Restated Agreement and Declaration of Trust

2. Management Agreement with Countrywide Investments, Inc. for the U.S. Government Securities Fund

3. Management Agreement with Countrywide Investments, Inc. for the Treasury Total Return Fund

4.       Management Agreement with Countrywide Investments, Inc.
         for the Utility Fund

5.       Management Agreement with Countrywide Investments, Inc.
         for the Equity Fund

6. Form of Management Agreement with Countrywide Investments, Inc. for the Growth/Value Fund

7. Form of Management Agreement with Countrywide Investments, Inc. for the Aggressive Growth Fund

8.       Form of Subadvisory Agreement between Countrywide
         Investments, Inc. and Mastrapasqua & Associates, Inc. for the Growth/Value Fund and the Aggressive Growth Fund

9.       Underwriting Agreement with Countrywide Investments, Inc.

10.      Form of Underwriter's Dealer Agreement

11.      Accounting and Pricing Services Agreement with Countrywide
         Fund Services, Inc.

12. Transfer Agency, Dividend Disbursing, Shareholder Service and Plan Agency Agreement with Countrywide Fund Services, Inc.

13. Administration Agreement between Countrywide Investments, Inc. and Countrywide Fund Services, Inc.

14.      License Agreement with Countrywide Credit Industries, Inc.

15.      Consent of Arthur Andersen LLP

16.      Consent of KPMG Peat Marwick LLP

17.      Plans of Distribution Pursuant to Rule 12b-1

18. Form of Administration Agreement for the Administration of Shareholder Accounts

19.      Financial Data Schedule for Growth/Value Fund

20.      Financial Data Schedule for Aggressive Growth Fund

21.      Powers of Attorney for Donald L. Bogdon, M.D., Angelo R.
         Mozilo, John F. Seymour, Jr. and Sebastiano Sterpa



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